EXHIBIT 4.4


                       FORM OF TRANSITION BONDS


 REGISTERED                                           $

 No. ______



 SEE REVERSE FOR CERTAIN DEFINITIONS


 CUSIP NO.


      THE PRINCIPAL OF THIS CLASS __ TRANSITION BOND WILL BE PAID IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS __ TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


 PP&L TRANSITION BOND COMPANY LLC


 TRANSITION BONDS, SERIES 1999-1, Class __.


 Bond       Original Principal      Expected Final       Class Final
 Rate             Amount             Payment Date       Maturity Date

 _____%       $____________         ______________      _____________


      PP&L Transition Bond Company LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the Original Principal Amount shown above in quarterly instalments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Class Final Maturity Date, to pay the entire unpaid principal hereof on the Class Final Maturity Date and to pay interest, at the Bond Rate shown above at a [floating] [fixed] rate calculated as follows [insert rate or formula], on each March 25, June 25, September 25 and December 26, and or if any such day is not a Business Day, the next succeeding Business Day, commencing on December 27, 1999 and continuing until the earlier of the payment of the principal hereof and the Class Final Maturity Date (each a "Payment Date"), on the principal amount of this Series 1999-1, Class __ Transition Bond outstanding from time to time. Interest on this Series 1999-1, Class __ Transition Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet
 been paid, from July   , 1999. Interest will be computed on the basis of a
 360-day year of twelve 30-day months the actual number of days from the preceding Payment Date, to but excluding the next Payment Date, divided by 360 . Such principal of and interest on this Series 1999-1, Class __ Transition Bond shall be paid in the manner specified on the reverse hereof.

      The principal of and interest on this Series 1999-1, Class __ Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class __ Transition Bond shall be applied first to interest due and payable on this Class __ Transition Bond as provided above and then to the unpaid principal of and premium, if any, on this Class __ Transition Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

      Reference is made to the further provisions of this Class __ Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class __ Transition Bond.

      Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class __ Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Member.


 Date:

                                  PP&L TRANSITION BOND COMPANY LLC,


                                  By:______________________________
                                     Name:
                                     Title:





                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION


 Dated: July __, 1999



      This is one of the Class __ Transition Bonds of the Series 1999-1 Transition Bonds, designated above and referred to in the within-mentioned Indenture.


                                   THE BANK OF NEW YORK,
                                   not in its individual capacity
                                   but solely as Trustee on behalf
                                   of the Transition Bondholders,


                                   By:____________________________
                                      Name:
                                      Title:




                       REVERSE OF TRANSITION BOND


      This Series __, Class __ Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes, and this Series Transition Bond, in which this Series 1999-1, Class __ Transition Bond represents an interest, consists of Classes, including the Class __ Transition Bonds (herein called the "Class __ Transition Bonds"), all issued and to be issued under an indenture dated as of July __, 1999, and a series supplement thereto dated as of July __, 1999 (such series supplement, as supplemented or amended, the "Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral property pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class __ Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

      The Class __ Transition Bonds, the other Classes of Series __ Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture or the Series 1999-1 Supplement.

      The principal of this Class __ Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Supplement as Schedule A, unless payable earlier either because

      (i) an Event of Default shall have occurred and be continuing and the Trustee or the Holders of Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture,

      (ii) [the Issuer, at its option, shall have called for the redemption of the Series Transition Bonds in whole or from time to time in part pursuant to Section 10.01 of the Indenture,]

      (iii) [the Issuer shall redeem the Series 1999-1 Transition Bonds pursuant to Section 10.02 of the Indenture] or

      (iv) [the Issuer shall have called for the redemption of the Series 1999-1 Transition Bond in whole or from time to time in part pursuant to Section 7(a) or 7(b) of the Supplement.]

 However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid principal amount of this Series 1999-1, Class __ Transition Bond shall be due and payable on the earlier of the Class Final Maturity Date hereof and the Redemption Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Transition Bonds of all Series representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class __ Transition Bonds shall be made pro rata to the Class __ Transition Bondholders entitled thereto based on the respective principal amounts of the Series 1999-1, Class __ Transition Bonds held by them.

      Payments of interest on this Class __ Transition Bond due and payable on each Payment Date, together with the instalment of principal or premium, if any, due on this Class __ Transition Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class __ Transition Bond (or one or more predecessor of such Transition Bond) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Supplement, except that with respect to Class __ Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final instalment of principal and premium, if any, payable with respect to this Class __ Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class __ Transition Bond be submitted for notation of payment. Any reduction in the principal amount of this Class __ Transition Bond (or any one or more predecessor to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class __ Transition Bond and of any Class __ Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class __ Transition Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final instalment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class __ Transition Bond and shall specify the place where this Series 1999-1, Class __ Transition Bond may be presented and surrendered for payment of such instalment.

      The Issuer shall pay interest on overdue instalments of interest on this Class __ Transition Bond at the Bond Rate for Class __ to the extent lawful.

      [As provided in the Indenture, the Class __ Transition Bonds may be redeemed, in whole or from time to time in part, at the option of the Issuer on any Redemption Date at the Redemption Price. The Issuer will also be required to redeem the Series 1999-1, Class __ Transition Bonds in certain circumstances as provided in Sections 7(a) and 7(b) of the Supplement.]

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class __ Transition Bond may be registered in the Transition Bond Register upon surrender of this Class __ Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class __ Transition Bonds of any Authorized Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class __ Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

      Prior to the due presentment for registration of transfer of this Class __ Transition Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class __ Transition Bond and for all other purposes whatsoever, whether or not this Class __ Transition Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class __ Transition Bond (or any one of more predecessor of such transition bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class __ Transition Bond and of any Class __ Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class __ Transition Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

      The term "Issuer" as used in this Series 1999-1, Class __ Transition Bond includes any successor to the Issuer under the Indenture.

      The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Transition Bonds under the Indenture.

      The Class __ Transition Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

      This Class __ Transition Bond, the Indenture and the Supplement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

      No reference herein to the Indenture and no provision of this Class __ Transition Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class __ Transition Bond at the times, place, and rate, and in the coin or currency herein prescribed.




                                ASSIGNMENT

 Social Security or taxpayer I.D. or other identifying number of assignee





      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


                      (name and address of assignee)


 the within Class __ Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints


                     (name and address of appointee)


 attorney, to transfer said Class __ Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.


 Dated:

 _____________                  _________________________*
                                Signature Guaranteed:


 _____________                  _________________________


 * NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class __ Transition Bond in every particular, without alteration, enlargement or any change whatsoever.